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                                  EXHIBIT 21.1
             DIRECT AND INDIRECT SUBSIDIARIES OF AMIS HOLDINGS, INC.

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SUBSIDIARY NAME                                      PLACE OF FORMATION
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
AMI Acquisition LLC                                          Delaware

AMI Semiconductor Asia Limited                               Hong Kong

AMI Semiconductor Belgium BVBA                               Belgium

AMI Semiconductor Czech s.r.o.                               Czech Republic

AMI Semiconductor GmbH                                       Germany

AMI Semiconductor, Inc.                                      Delaware

AMI Semiconductor Japan Co. Ltd.                             Japan

AMI Semiconductor Leasing BVBA                               Belgium

AMI Semiconductor Netherlands BV                             Netherlands

AMI Semiconductor Philippines, Inc.                          Philippines

Emma Mixed Signal C.V.                                       Netherlands

AMIS Foreign Holdings, Inc.                                  Delaware

AMI Semiconductor Canada Company                             Nova Scotia Canada

AMI Semiconductor Switzerland S.A.                           Switzerland

AMI Semiconductor Israel Ltd                                 Israel

AMI Semiconductor U.K. Ltd                                   U.K.

AMI Semiconductor Bulgaria EEOD                              Bulgaria
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